UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2021

Gannett Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(703) 854-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Gannett Co., Inc. (the “Company”), held on June 7, 2021, the stockholders of the Company voted on the matters described below.

As of April 15, 2021, the record date for the Annual Meeting, holders of 142,544,454 shares of common stock of the Company were entitled to vote.

Proposal 1.  The Company’s stockholders elected the following nine director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes*
Vinayak R. Hegde	89,412,953	2,690,818	19,524,880
Theodore P. Janulis	83,501,056	8,602,715	19,524,880
John Jeffry Louis III	89,012,377	3,091,394	19,524,880
Maria M. Miller	84,772,610	7,331,161	19,524,880
Michael E. Reed	88,976,775	3,126,996	19,524,880
Debra A. Sandler	89,121,642	2,982,129	19,524,880
Kevin M. Sheehan	73,055,186	19,048,585	19,524,880
Laurence Tarica	89,448,034	2,655,737	19,524,880
Barbara W. Wall	89,454,161	2,649,610	19,524,880

Proposal 2.  The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
111,055,167	497,990	75,494

Proposal 3.  The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
77,112,420	14,642,111	349,240	19,524,880

Proposal 4.  The Company's stockholders approved, on an advisory basis, that future say-on-pay votes should occur every year. The results of the vote are summarized in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes*
86,872,769	186,862	4,824,401	219,739	19,524,880

In accordance with the frequency receiving the majority of votes cast, the Company’s Board of Directors has determined that the frequency of future advisory votes on executive compensation will occur every year until the next required vote or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders. The next required advisory vote on the frequency of future advisory votes on executive compensation will take place no later than the 2027 annual meeting of stockholders.

Proposal 5.  The Company’s stockholders did not approve an amendment to the Amended and Restated Bylaws to implement majority voting in uncontested director elections. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
90,309,479	1,676,192	118,100	19,524,880

Proposal 6a.  The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend certain provisions of the Amended and Restated Certificate of Incorporation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
89,219,083	2,695,404	189,284	19,524,880

Proposal 6b. The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the supermajority voting requirements to amend the Amended and Restated Bylaws. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
89,210,528	2,691,525	201,718	19,524,880

Proposal 6c.  The Company’s stockholders did not approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors is removed. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
89,293,479	2,618,219	192,073	19,524,880

Proposal 7. The Company’s stockholders approved the Rights Agreement, dated April 6, 2020, between the Company and American Stock Transfer & Trust Company LLC designed to preserve the value of certain tax assets associated with the Company’s net operating losses under Section 382  of the Internal Revenue Code of 1986, as amended. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
80,442,021	11,513,775	147,975	19,524,880

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were entitled to vote on the ratification of the appointment of the independent registered public accounting firm but not entitled to vote on any other proposals at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

Date: June 8, 2021	By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer and President